UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As previously disclosed, Tidewater Inc. (“Tidewater” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Cases,” and such court, the “Bankruptcy Court”) on May 17, 2017.

On July 17, 2017, the Bankruptcy Court issued a written order (the “Confirmation Order”) confirming the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors, as modified by the Confirmation Order (the “Plan”).

On July 31, 2017 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company and its subsidiaries emerged from the Bankruptcy Cases.

The descriptions of the Plan and the Confirmation Order in this Current Report on Form 8-K (this “Current Report”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to, and incorporated by reference into, this Current Report.

All capitalized terms used herein but not otherwise defined in this Current Report have the meanings set forth in the Plan.

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On the Effective Date, pursuant to the terms of the Plan, the Company entered into an indenture (the “Indenture”) by and among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”), and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), and issued $350 million aggregate principal amount of the Company’s new 8.00% Senior Secured Notes due 2022 (the “New Secured Notes”).

The New Secured Notes will mature on August 1, 2022. Interest on the New Secured Notes will accrue at a rate of 8.00% per annum payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year in cash, beginning November 1, 2017. The New Secured Notes are secured by substantially all of the assets of the Company and its Guarantors.

The New Secured Notes have minimum interest coverage requirements, minimum liquidity requirements, and other negative covenants as set forth in the Indenture. The Indenture contains certain customary events of default, including, among other things: (1) default in the payment of any interest when it becomes due and payable; (2) default in the payment of principal at maturity; (3) default in the performance or breach of any other covenant in the Indenture, which default continues uncured for a period of 30 days after (i) the Company’s receipt of written notice from the Trustee or (ii) the receipt by the Company and the Trustee of written notice from the holders of not less than 25% in principal amount of the New Secured Notes as provided in the Indenture; and (4) certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company.

Until terminated under the circumstances described below, the New Secured Notes and the guarantees by the Guarantors will be secured by the Collateral (as defined in the Indenture) pursuant to the terms of the Indenture and the related security documents. The Trustee’s liens upon the Collateral and the right of the holders of the New Secured Notes to the benefits and proceeds of the Trustee’s liens on the Collateral will terminate and be discharged: (i) upon satisfaction and discharge of the Indenture in accordance with the terms thereof; (ii) upon payment in full and discharge of all of the New Secured Notes outstanding under the Indenture and all other obligations under the Indenture that are outstanding, due and payable under the Indenture at the time the New Secured Notes are paid in full and discharged (other than contingent indemnity obligations for which no claim has been made); (iii) as to any Collateral of the Company or the Guarantors that is sold, transferred or otherwise disposed of by the Company or the Guarantors in a transaction or other circumstance that complies with the terms of the Indenture, at the time of such sale, transfer or other disposition; (iv) in whole or in part, with the consent of the holders of the New Secured Notes of the requisite aggregate principal amount of New Secured Notes in accordance with the Indenture; or (v) with respect to the assets of the Guarantors, at the time that the Guarantors are released from their guarantees in accordance with the terms of the Indenture.

The foregoing description of the Indenture and the New Secured Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to, and is incorporated by reference into, this Current Report, and which includes the form of New Secured Notes.

Creditor Warrant Agreement

On the Effective Date, by operation of the Plan as confirmed by order of the Bankruptcy Court, and in such amounts and subject to such considerations as are discussed below, the Company entered into a warrant agreement (the “Creditor Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. (together, the “Warrant Agent”), pursuant to which the Company issued, or caused to be reserved for issuance, warrants (the “New Creditor Warrants” and the holders thereof, the “New Creditor Warrant Holders”) to Non-U.S. Citizens who were holders of the Company’s unsecured notes, the lenders under the existing credit agreement, and the lessor parties to certain sale leaseback agreements (together, the “General Unsecured Creditors” and their claims, the “General Unsecured Claims”) on the Distribution Record Date (as defined in the Plan).

Subject to certain restrictions as described in greater detail below, each New Creditor Warrant is immediately exercisable for one share of the Company’s common stock, par value $0.001 (the “New Common Stock”) upon payment of an exercise price equal to the par value of the Company’s New Common Stock.

A total of 7,684,453 New Creditor Warrants were issued on the Effective Date to certain holders of allowed General Unsecured Claims who are Non-U.S. Citizens in lieu of an equal number of shares of New Common Stock, in order to ensure that, as required by the Plan, the aggregate percentage of the outstanding New Common Stock owned by Non-U.S. Citizens on the Effective Date was no more than 22%.

Under applicable statutes and regulations commonly referred to as the Jones Act, any corporation that engages in U.S. coastwise trade must be a U.S. Citizen within the meaning of that law, which requires, among other things, that the aggregate ownership of common stock by Non-U.S. Citizens within the meaning of the Jones Act be not more than 25% of its outstanding common stock. To ensure compliance with the Jones Act, and given the complete recapitalization of the Company through the bankruptcy, the Plan established a safety margin with respect to ownership by Non-U.S. Citizens, requiring that, on the date that the Company emerges from bankruptcy, not more than 22% of the outstanding New Common Stock will be held by Non-U.S. Citizens. After emergence, the Certificate of Incorporation (as defined and described under Item 5.03) limits ownership by Non-U.S. Citizens in the aggregate to no more than 24% of the Company’s outstanding New Common Stock.

The New Creditor Warrants have a 25-year term and are immediately exercisable at a nominal exercise price (par value of $0.001 per share) for shares of New Common Stock on a one-for-one basis, subject to restrictions contained in the Creditor Warrant Agreement and the Certificate of Incorporation limiting ownership by Non-U.S.

Citizens to 24%, as described above. Tidewater will establish, as permitted under its Certificate of Incorporation and through the Depositary Trust Company, appropriate measures to ensure compliance with these ownership limitations.

The New Creditor Warrants will not grant New Creditor Warrant Holders any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business.

Termination. All unexercised New Creditor Warrants will expire, and the rights of the New Creditor Warrant Holders to purchase shares of New Common Stock will terminate on the first to occur of (i) the close of business on July 31, 2042 (the “NCW Expiration Date”) or (ii) upon settlement of all New Creditor Warrants validly exercised or converted prior to the NCW Expiration Date and, if exercised or converted under the terms of the Creditor Warrant Agreement by purchasing one share of New Common Stock at the exercise price, for which the exercise price was timely paid. However, the Creditor Warrant Agreement will terminate on any earlier date when all New Creditor Warrants have been exercised, converted or cancelled, provided that the responsibilities of the Warrant Agent will survive.

Adjustments. The number of shares of New Common Stock for which a New Creditor Warrant is exercisable, and the exercise price per share of such New Creditor Warrant are subject to adjustment from time to time upon the occurrence of certain events, including, among other things: (i) the issuance of shares of New Common Stock as a dividend or distribution to all holders of shares of New Common Stock, or a subdivision, combination, or other reclassification of the outstanding shares of New Common Stock into a greater or smaller number of shares of New Common Stock; (ii) the issuance as a dividend or distribution to all holders of shares of New Common Stock of evidences of indebtedness or other assets; and (iii) the merger, consolidation, recapitalization, reclassification, reorganization or business combination by the Company with another person.

Third-Party Mergers or Consolidations. In the event of a merger or consolidation where (i) the acquirer is not an affiliate of the Company, and (ii) all of the equity held by equity holders of the Company outstanding immediately prior thereto is extinguished or replaced by equity in a different entity, holders of New Creditor Warrants will be solely entitled to receive the consideration per New Creditor Warrant that is payable per share of New Common Stock, less the applicable exercise price of the New Creditor Warrant, which consideration shall be paid in the same form and in the same proportion as is payable to holders of New Common Stock. However, if the consideration is payable solely in cash, the New Creditor Warrants will be extinguished and the New Creditor Warrant Holders will be entitled to receive a cash payment for each New Creditor Warrant held equal to the difference between the per-share cash consideration and the nominal exercise price per share.

Reorganization Event. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, reorganization or business combination by the Company with another person, each holder of New Creditor Warrants will have the right to receive, upon exercise of a New Creditor Warrant, the amount of securities, cash or other property that a holder of one share of New Common Stock would have owned or been entitled to receive in connection with such transaction.

Cashless Exercise. The New Creditor Warrants will permit a New Creditor Warrant Holder to elect to exercise the New Creditor Warrant such that no payment of cash will be required in connection with such exercise. If cashless exercise is elected, the Company shall deliver, without any cash payment therefor, a reduced number of shares of New Common Stock equal to the value (as of the exercise date for such New Creditor Warrant) of the aggregate exercise price which would otherwise be payable in cash for all of the shares of New Common Stock for which such New Creditor Warrants are being exercised, divided by the market price of a share of New Common Stock determined as of the business day immediately preceding the day the warrant exercise notice is delivered to the Warrant Agent.

This summary is qualified in its entirety by reference to the full text of the Creditor Warrant Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference into, this Current Report.

Series A and Series B Warrant Agreement

On the Effective Date, by operation of the Plan and the Confirmation Order, the Company entered into a warrant agreement (the “Equity Warrant Agreement”) with the Warrant Agent, pursuant to which the Company issued two series of warrants (the “Series A Warrants” and the “Series B Warrants” and together, the “Equity Warrants,” and the holders thereof, the “Equity Warrant Holders”), on a pro rata basis to all pre-emergence holders of the Company’s common stock (the “Old Common Stock”).

Each Equity Warrant represents the right to purchase one share of New Common Stock at the applicable exercise price, subject to adjustment as provided in the Equity Warrant Agreement. On the Effective Date, the Company issued (i) Series A Warrants to purchase an aggregate of 2,432,432 shares of New Common Stock, with an exercise price of $57.06 per share and (ii) Series B Warrants to purchase an aggregate of 2,629,657 shares of New Common Stock, with an exercise price of $62.28 per share. Each series of warrants issued under the Equity Warrant Agreement has a six-year term.

Similar to the New Creditor Warrants, the Equity Warrants do not grant the Equity Warrant Holder any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business. In addition, exercise of the Equity Warrants will be subject to the restrictions in the Certificate of Incorporation, which limit the exercise of such warrants where such exercise would cause the total number of shares held by Non-U.S. Citizens to exceed 24% of the Company’s outstanding New Common Stock.

Termination. All unexercised Equity Warrants will expire, and the rights of the Equity Warrant Holders to purchase shares of New Common Stock will terminate, on the first to occur of (i) the close of business on July 31, 2023 (the “EW Expiration Date”) or (ii) upon settlement of all Equity Warrants validly exercised prior to the EW Expiration Date and, if exercised under the terms of the Equity Warrant Agreement by purchasing one share of New Common Stock at the applicable exercise price, for which the exercise price was timely paid. Notwithstanding, the Equity Warrant Agreement will terminate on any earlier date when all Equity Warrants have been exercised, redeemed or cancelled, provided that the responsibilities of the Warrant Agent will survive.

Conversion to Jones Act Warrant. If, at any time during the 180-day period ending on the expiration of the Equity Warrants, the exercise of the Equity Warrants would be prohibited because of the Jones Act limitations on ownership by Non-U.S. Citizens, an Equity Warrant Holder that is a Non-U.S. Citizen and has exercised such warrant (including the payment of the exercise price) will receive from the Company, in lieu of shares of New Common Stock, an equivalent number of warrants substantially similar to the New Creditor Warrant (the “Jones Act Warrant”). These Jones Act Warrants, like the New Creditor Warrants, will be exercisable at a price of $0.001 per share and will have a term that expires on July 31, 2042. The Jones Act Warrants will be issued pursuant to a Jones Act Warrant Agreement that the Company and the Warrant Agent will enter into upon the Company’s first issuance of Jones Act Warrants.

Adjustments. The number of shares of New Common Stock for which an Equity Warrant is exercisable, and the exercise price per share of such Equity Warrant are subject to adjustment from time to time upon the occurrence of certain events, including, among other things: (i) the issuance of shares of New Common Stock as a dividend or distribution to all holders of shares of New Common Stock, or a subdivision, combination, or other reclassification of the outstanding shares of New Common Stock into a greater or smaller number of shares of New Common Stock; (ii) the issuance as a dividend or distribution to all holders of shares of New Common Stock of evidences of indebtedness or assets (excluding cash distributions of dividends from earnings); and (iii) the payment in respect of a tender offer or exchange offer by the Company for shares of New Common Stock, where the exercise price or warrant shares issuable would result in an increase or decrease of at least one percent, provided, that any adjustments which are not required to be made are required to be carried forward and taken into account in any subsequent adjustments.

Third-Party Mergers or Consolidations. In the event of a merger or consolidation of the Company in which stock or non-cash consideration of the acquiring entity is more than 50% of the merger consideration, the Equity Warrants will remain outstanding, with the Equity Warrant Holders having the right thereafter to exercise the Equity Warrants for the duration of their term to acquire the merger consideration into which a share of New Common Stock was converted in the transaction. However, in the event of a merger or consolidation occurring within 18 months after the date of issuance of the Equity Warrants where 50% or more of the consideration is to be paid in cash, the Equity Warrants will be cancelled and such Equity Warrant Holders shall be paid out at their Black-Scholes value, using such inputs as are set forth in the Equity Warrant Agreement, even if the exercise price of the Equity Warrant is less than the per-share merger consideration.

Reorganization Event. Upon the occurrence of a Reorganization Event (as defined in the Equity Warrant Agreement), each holder of Equity Warrants will have the right to receive, upon exercise of an Equity Warrant (including the payment of the exercise price), the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of New Common Stock would have owned or been entitled to receive in connection with such Reorganization Event.

Cashless Exercise. The Equity Warrants will permit an Equity Warrant Holder to elect to exercise the Equity Warrant such that no payment of cash will be required in connection with such exercise. If a cashless exercise is elected, the Company will deliver, without any cash payment therefor, a reduced number of shares of New Common Stock equal to the value (as of the exercise date for such Equity Warrant) of the aggregate exercise price which would otherwise be payable in cash for all of the shares of New Common Stock for which such Equity Warrants are being exercised, divided by the market price of a share of New Common Stock determined as of the business day immediately preceding the day the warrant exercise notice is delivered to the Warrant Agent.

This summary is qualified in its entirety by reference to the full text of the Equity Warrant Agreement, which is filed as Exhibit 10.2 to, and incorporated by reference into, this Current Report.

Item 1.02. Termination of a Material Definitive Agreement.

Agreements relating to the Old Common Stock

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the outstanding shares of the Old Common Stock, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

Debt Securities and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) and the note purchase agreements governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	3.90% Senior Notes, 2010-Series B due December 30, 2017, 3.95% Senior Notes, 2010-Series C due December 30, 2017, 4.12% Senior Notes, 2010-Series D due December 30, 2018, 4.17% Senior Notes, 2010-Series E due December 30, 2018, 4.33% Senior Notes, 2010-Series F due December 30, 2019, 4.51% Senior Notes, 2010-Series G due December 30, 2020, 4.56% Senior Notes, 2010-Series H due December 30, 2020, and 4.61% Senior Notes, 2010-Series I due December 30, 2022 (collectively, the “2010 Notes”), senior unsecured notes issued pursuant to the 2010 Note Purchase Agreement, dated September 9, 2010, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

•	4.06% Senior Notes, Series 2011-A due March 31, 2019, 4.64% Senior Notes, Series 2011-B due June 30, 2021, and 4.54% Senior Notes, Series 2011-C due June 30, 2021 (collectively, the “2011 Notes”), senior unsecured notes issued pursuant to the Series A and B Note Purchase Agreement, dated August 15, 2011, by and among Tidewater, certain of its subsidiaries, and certain institutional investors, and the 2011 Note Purchase Agreement, dated August 15, 2011, by and among Tidewater, certain of its subsidiaries, and certain institutional investors, respectively.

•	4.26% Senior Notes, Series 2013-A due November 16, 2020, 5.01% Senior Notes, Series 2013-B due November 15, 2023, and 5.16% Senior Notes, Series 2013-C due November 17, 2025 (collectively, the “2013 Notes,” and together with the 2010 Notes and the 2011 Notes, the “Notes”), senior unsecured notes issued pursuant to the 2013 Note Purchase Agreement, dated September 30, 2013, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

On the Effective Date, as provided by the Plan, the Fourth Amended and Restated Credit Agreement, dated June 21, 2013, between Tidewater and its domestic subsidiaries as borrower, Bank of America, N.A. as administrative agent, L/C issuer and swing line lender, Wells Fargo Bank, N.A. as syndication agent, and JPMorgan Chase Bank, N.A., DNB Bank ASA, New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BBVA Compass, Sovereign Bank, N.A., Regions Bank, and U.S. Bank National Association as co-documentation agents, and the lenders party thereto (as amended, modified, or otherwise supplemented from time to time the “Credit Agreement”), was cancelled, except to the limited extent expressly set forth in the Plan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Secured Notes and the Indenture set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan and the Confirmation Order, the Company issued:

•	to the General Unsecured Creditors, an aggregate of 16,956,186 shares of New Common Stock and 7,684,453 New Creditor Warrants; and

•	to the pre-emergence stockholders of Tidewater, an aggregate of 1,500,000 shares of New Common Stock, 2,432,432 Series A Warrants, and 2,629,657 Series B Warrants.

In addition, the Company has reserved for future issuance:

•	3,859,361 New Creditor Warrants in respect of the unresolved sale/leaseback claims, with the remaining balance, if any, of such New Creditor Warrants following the resolution of such sale/leaseback claims to be distributed to holders of allowed General Unsecured Claims pro rata and 3,859,361 shares of New Common Stock for issuance upon the exercise of such New Creditor Warrants;

•	7,684,453 shares of New Common Stock for issuance upon the exercise of the New Creditor Warrants that have been issued as of the Effective Date;

•	2,432,432 shares of New Common Stock for issuance upon the exercise of the Series A Warrants;

•	2,629,657 shares of New Common Stock for issuance upon the exercise of the Series B Warrants; and

•	3,048,877 shares of New Common Stock for issuance under the MIP (as defined under Item 5.02).

Assuming conversion of the Series A Warrants, Series B Warrants, and New Creditor Warrants and issuance of all shares of New Common Stock reserved for issuance pursuant to the MIP, the Company would have an aggregate of 38,110,966 shares of New Common Stock issued and outstanding.

All New Creditor Warrants and all shares of New Common Stock issued on the Effective Date (together, the “Effective Date Shares”) will be subject to dilution from the exercise of the Equity Warrants and a management incentive plan (“MIP”), as detailed in the following table:

Pro Forma Ownership Summary
Holder	Effective Date Shares(1)		Total New Common Stock Issued or Reserved for Issuance (Including MIP & Warrants)
	Shares	% of Total	Shares	% of Total
New Common Stock Issued or Issuable to General Unsecured Creditors(2)	28,500,000	95%	28,500,000	74.8%
New Common Stock issued to Holders of Existing Stock	1,500,000	5%	1,500,000	3.9%
New Common Stock subject to Series A Warrants issued to Holders of Existing Stock(3)			2,432,432	6.4%
New Common Stock subject to Series B Warrants issued to Holders of Existing Stock(4)			2,629,657	6.9%
New Common Stock reserved for Issuance under MIP(5)			3,048,877	8%
Total	30,000,000	100%	38,110,966	100%

(1)	Includes New Common Stock reserved for issuance pursuant to New Creditor Warrants but excludes any New Common Stock reserved for issuance pursuant to Equity Warrants and the MIP.
(2)	Consists of (a) 16,956,186 shares of New Common Stock that will be issued to holders of allowed General Unsecured Claims on the Effective Date; (b) 7,684,453 shares of New Common Stock issuable pursuant to New Creditor Warrants issued on the Effective Date; and (c) 3,859,361 shares of New Common Stock reserved for issuance pursuant to New Creditor Warrants, which will be reserved for issuance to holders of unresolved sale/leaseback claims, with such New Creditor Warrants issued as such sale/leaseback claims are resolved, with the residual balance of such New Creditor Warrants distributed pro rata to all holders of allowed General Unsecured Claims.
(3)	The Series A Warrants have a 6-year term and a strike price of $57.06 per share of New Common Stock (subject to adjustment as provided in the Series A Warrant).

(4)	The Series B Warrants have a 6-year term and a strike price of $62.28 per share of New Common Stock (subject to adjustment as provided in the Series B Warrant).
(5)	The Company expects that 1,131,896 of the 3,048,877 shares of New Common Stock reserved for issuance under the MIP will be issuable pursuant to time-based restricted stock units scheduled to be granted to certain officers and key employees within thirty days of the Effective Date. The Company’s board of directors or a committee thereof has discretion to grant other equity- or cash-based awards under the MIP to officers, key employees, directors, and other service providers.

The Issuance of the New Creditor Warrants, the New Common Stock, and the Equity Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Act and state laws if certain requirements are satisfied.

The information regarding the terms and conditions of the New Creditor Warrants and Equity Warrants is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the Plan, as of the Effective Date, the following directors were deemed to have resigned from the Company’s board of directors: Richard A. Pattarozzi, M. Jay Allison, James C. Day, Richard T. du Moulin, Morris E. Foster, J. Wayne Leonard, Richard D. Paterson, Robert L. Potter, Cindy B. Taylor, and Jack E. Thompson.

Appointment of Directors

Pursuant to the Plan, the following persons were appointed to the Company’s new board of directors as of the Effective Date: Thomas R. Bates, Jr., Alan J. Carr, Randee E. Day, Dick Fagerstal, Steven L. Newman, and Larry T. Rigdon (each, a “New Director”), with Jeffrey M. Platt, the Company’s President and Chief Executive Officer, continuing to serve as a director (together with the New Directors, the “New Board”). Certain biographical information regarding each New Director is summarized below.

Thomas R. Bates, Jr., age 68, has been an Adjunct Professor at the Neeley School of Business at Texas Christian University since January 2011 and currently serves as the Co-Chair of the Advisory Board for the Energy MBA Program. Dr. Bates began his career with Shell Oil Company where he was responsible for aspects of drilling research and operations. He next served as President of the Anadrill division of Schlumberger Limited from 1992 to 1997, Chief Executive Officer of Weatherford Enterra, Inc. from 1997 to 1998, Senior Vice President and Discovery Group President of Baker Hughes Incorporated from 1998 to 2000, and Managing Director and Senior Advisor of Lime Rock Partners from 2002 to 2012. Dr. Bates holds B.S.E., M.S.E., and Ph.D. degrees in Mechanical Engineering from the University of Michigan. Dr. Bates currently serves as Chairman and Director of both Independence Contract Drilling, Inc. and Vantage Drilling International. He also serves on the boards of Alacer Gold Corp., TETRA Technologies, Inc. and Wellflex Energy Solutions, LLC. He previously served on the boards of FTS International Inc., Hercules Offshore, Inc. and NATCO Group, Inc.

Alan J. Carr, age 47, has served as the Chief Executive Officer of Drivetrain Advisors Ltd., a fiduciary services firm which supports the investment community, since 2013. Mr. Carr practiced as a corporate restructuring attorney at Ravin, Sarasohn, Baumgarten, Fisch & Rosen from 1995 to 1997 and at Skadden, Arps, Slate, Meagher & Flom LLP from 1997 to 2003. From 2003 to 2013 he served as the Managing Director at Strategic Value Partners LLC, an investment manager for hedge funds and private equity funds. Mr. Carr holds a B.A. in Economics from Brandeis University and a J.D. from Tulane Law School. Mr. Carr currently serves on the boards of Kaupthing ehf, Verso Corporation, Midstates Petroleum Company and Tanker Investments, Ltd. He previously served on the boards of LightSquared Inc. and Ligado Networks LLC.

Randee E. Day, age 70, has served as the Chief Executive Officer of Goldin Maritime, LLC, since 2016. She previously led the boutique restructuring and advisory firm Day & Partners, LLC from 2011 to 2016; and in 2011, she served as the interim Chief Executive Officer of DHT Maritime, Inc. Ms. Day served as a Managing Director at the Seabury Group, a transportation advisory firm from 2004 to 2010, where she led the maritime practice and was the Division Head of JP Morgan’s shipping group in New York from 1978 to 1985. Ms. Day currently serves as a director on the boards of Eagle Bulk Shipping Inc. and International Seaways, Inc. She has previously served on the boards of numerous public companies, including TBS International Ltd., Ocean Rig ASA, DHT Maritime Inc. and Excel Maritime. Ms. Day is a graduate of the School of International Relations at the University of Southern California and undertook graduate business studies at The George Washington University. In December 2014, she graduated from the Senior Executives in National and International Security Program at the Kennedy School at Harvard University.

Dick Fagerstal, age 56, has served as Chairman and Chief Executive Officer of Global Marine Holdings LLC and Executive Chairman of Global Marine Systems Ltd. since 2014. He previously served as a director of Frontier Oil Corporation. He served in the Royal Swedish Army (Special Forces) from 1979 to 1983. Mr. Fagerstal was previously employed by Seacor Holdings, Inc. serving as Senior Vice President, Finance & Corporate Development from 2003 to 2014 and as Vice President Finance & Treasurer from 2002 to 2003. Mr. Fagerstal served as Executive Vice President, Chief Financial Officer and director of Era Group Inc. from 2011 to 2012. Mr. Fagerstal was the Senior Vice President and Chief Financial Officer and director of Chiles Offshore Inc. from 1997 to 2002 and served as a banker in various positions at DnB NOR Bank ASA from 1986 to 1997. Mr. Fagerstal received a B.S. in Economics from the University of Gothenburg in 1984 and an M.B.A. in Finance as a Fulbright Scholar from New York University in 1986.

Steven L. Newman, age 54, served as the Chief Executive Officer at Transocean Ltd. from March 2010 to February 2015 and as President from May 2008 to February 2015. He served as the Chief Operating Officer of Transocean Ltd. from May 2008 to November 2009 and held various other positions with Transocean beginning in 1994. Prior to working with Transocean, he served as a Financial Analyst at Chevron from 1992 to 1994, and was a Reservoir Engineer with Mobil E&P, US from 1989 to 1990. Mr. Newman currently serves as a director of Dril-Quip, Inc. and of SNC-Lavalin Group Inc. He previously served as a director of Transocean Ltd. and of Bumi Armada Berhad. Mr. Newman received a B.S. in Petroleum Engineering from the Colorado School of Mines and an MBA from the Harvard University Graduate School of Business.

Larry T. Rigdon, age 69, has nearly 40 years of experience in the offshore oil and gas industry. Mr. Rigdon worked as a consultant for FTI Consulting from 2015 to 2016 and for Duff and Phelps, LLC from 2010 to 2011. He served as the Chairman and Chief Executive Officer of Rigdon Marine from 2002 to 2008. Previously at Tidewater, Mr. Rigdon served as an Executive Vice President from 2000 to 2002, a Senior Vice President from 1997 to 2000, and a Vice President from 1992 to 1997. Before working at Tidewater, he served as Vice President at Zapata Gulf Marine from 1985 to 1992, and in various capacities, including Vice President of Domestic Divisions from 1983 to 1985, at Gulf Fleet Marine from 1977 to 1985. Mr. Rigdon currently serves as a director of Professional Rental Tools, LLC. He formerly served as a director of Jackson Offshore Holdings, Terresolve Technologies, Gulfmark Offshore, and Rigdon Marine.

Related Party Transactions. As a former Tidewater executive, Mr. Rigdon currently receives fixed retirement benefits from the Company (including pension plan payments, benefits under the Supplemental Executive Retirement Plan, and life insurance benefits), with a total annual value of approximately $127,670.

Board Structure and Committee Appointments. On the Effective Date, the New Board elected Mr. Bates as its chairman. In addition, the New Board made the following committee appointments:

Audit Committee: Dick Fagerstal (Chair), Randee E. Day, and Larry T. Rigdon.

Compensation Committee: Steven L. Newman (Chair), Thomas R. Bates, Jr., and Alan J. Carr.

Nominating and Corporate Governance Committee: Alan J. Carr (Chair), Thomas R. Bates, Jr., and Randee E. Day.

Management Incentive Plan

On the Effective Date, a new management incentive plan, the Tidewater Inc. 2017 Stock Incentive Plan (the “MIP”), became effective pursuant to the operation of the Plan.

A maximum of 3,048,877 shares of New Common Stock are reserved for issuance under the MIP, subject to adjustment as provided in the MIP. Persons eligible to receive awards under the MIP include non-employee directors of the Company and key employees and officers of the Company or any of its subsidiaries. The types of awards that may be granted under the MIP include stock options, restricted stock, restricted stock units, and other equity- or cash-based awards granted or denominated in shares of New Common Stock, as well as certain cash-based awards.

The Compensation Committee of the Board will generally administer the MIP and has the authority to grant awards under the Plan, including setting the terms of the awards, although the Nominating and Corporate Governance Committee has such authority with respect to awards granted to directors who are not employees of the Company (in each case, the “Committee”).

The description of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached as Exhibit 10.3 to, and is incorporated by reference into, this Current Report.

As previously disclosed, the Company anticipates that 1,131,896 of the total shares of New Common Stock reserved for issuance under the MIP will be issuable pursuant to time-based restricted stock units scheduled to be granted to certain officers and key employees within thirty days of the Effective Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). The following descriptions do not purport to be complete and are subject to and qualified by the full terms of the Certificate of Incorporation and the Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to, and are incorporated by reference into, this Current Report. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) may contain provisions that affect the capital stock of the Company.

Provisions of Tidewater’s Certificate of Incorporation and Bylaws

Capital Stock. The Company’s authorized capital stock consists of 128,000,000 shares, which includes 125,000,000 shares of New Common Stock, par value $0.001, and 3,000,000 shares of preferred stock, without par value.

Dividends. Subject to the rights granted to any holders of the preferred stock, holders of the New Common Stock will be entitled to dividends, if any, in the amounts and at the times declared by the Company’s Board in its discretion out of any assets or funds of the Company legally available for the payment of dividends.

Voting. Each holder of shares of the New Common Stock is entitled to one vote for each share of the New Common Stock on all matters presented to the stockholders of the Company, including the election of directors. Each director will be elected by a majority of the votes cast with respect to that director’s election (i.e. the number of votes cast “for” a director exceeds the votes cast “against” the director), unless the number of nominees for director exceeds the number of directors to be elected, in which case, the directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Written Consent of Stockholders. The Company’s Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called meeting of stockholders and not by written consent; however, this provision may be amended by the vote of 80% of the stockholders.

Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The Certificate of Incorporation and Bylaws grant the Board or the stockholders the power to adopt, amend and repeal the Bylaws on the affirmative vote of a majority of the directors then in office or of the shareholders owning a majority of the Company’s shares entitled to vote on the matter.

Special Meetings of Stockholders. The Bylaws preclude the ability of the stockholders to call special meetings of stockholders.

Other Limitations on Stockholder Actions. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders, which to be timely, such notice is required no sooner than 120 days and no later than 90 days before the meeting. The Bylaws provide detailed procedures for the nomination of directors and the conduct of meetings.

Record Date. The record date to determine who is entitled to notice of and to participate in a meeting will be no more than 60 and no less than 10 days before a meeting of stockholders. The Bylaws provide for a dual record date, in which the Board may establish a separate voting record date to determine the shareholders actually entitled to vote.

Board of Directors. The Board of Directors will consist of five or more members. The terms of the directors will run until a successor is duly elected and qualified or the death, resignation, disqualification or removal of the director. At each annual meeting of stockholders, all director seats are up for election. Directors are elected in an uncontested election by a majority of the votes cast and in a contested election by a plurality of the votes cast. When there is a contested election or a failed election, which does not bring the sufficient amount of votes, the director must tender his or her resignation, and the Board will determine whether or not to accept such resignation. Directors may be elected without a written ballot.

The Bylaws provide that any action required or permitted to be taken by the Board at a duly called meeting may be taken by the unanimous written consent of the Board.

Limitation of Liability and Indemnification of Officers and Directors. The Certificate of Incorporation provides that no officer or director shall be personally liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as an officer or director to the fullest extent permitted by the DGCL. The Certificate of Incorporation provides for mandatory indemnification of the Company’s officers and directors and requires the mandatory advancement of expenses and coverage of amounts paid in settlement without the approval of the Company. The officers and directors have the right to sue if the Company does not pay upon a written demand within 30 days, but which may be extended up to an additional 30 days.

Business Combination Under Delaware Law. The Company is subject to the provisions of Section 203 of the DGCL and has voluntarily elected to be governed by Section 203 in the Certificate of Incorporation, except for the provisions of Section 203(b)(4). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited unless:

•	before the stockholder became interested, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the Board on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of the Company’s New Common Stock. With approval of the stockholders, the Company could amend the Certificate of Incorporation in the future to elect not to be governed by the anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between the Company and any person who became an interested stockholder on or before the adoption of the amendment. By “opting-in” to Section 203, the provisions will apply to the Company regardless of whether the Company is no longer listed on a National Securities Exchange or falls below 2,000 record holders under Section 203(b)(4).

Exclusive Forum. The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of

Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitations on Ownership by Non-U.S. Citizens. To ensure the continuing ability of U.S. flag vessels owned by the Company’s subsidiaries to be eligible to engage in U.S. coastwise trade, the Company’s Certificate of Incorporation and Bylaws include provisions restricting ownership by Non-U.S. Citizens of the Company’s capital stock. The Jones Act requires any corporation that engages in U.S. coastwise trade be a U.S. Citizen within the meaning of that law, which requires, among other things, that the aggregate ownership of common stock by Non-U.S. Citizens within the meaning of the Jones Act be not more than 25% of its outstanding common stock. The Company’s Certificate of Incorporation and Bylaws contain restrictions and protections designed to ensure the Company’s U.S. flag vessels continue to be eligible to engage in coastwise trade under the Jones Act. These restrictions and protections prohibit the acquisition of shares or exercise of warrants where such acquisition or exercise would cause the aggregate number of shares held by Non-U.S. Citizens to exceed 24%. These restrictions and protections further provide the Board authority to redeem any share of common stock that is owned by Non-U.S. Citizens that would result in ownership by Non-U.S. Citizens in the aggregate in excess of 24%.

Item 7.01. Regulation FD Disclosure.

On the Effective Date, Tidewater issued a press release announcing its emergence from the Bankruptcy Cases. A copy of the press release is filed as Exhibit 99.2 to, and incorporated by reference into, this Current Report.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Forward-Looking Statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, potential adverse effects on the Company’s liquidity or results of operations; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices, without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; consolidation of our customer base; fleet additions by competitors and industry overcapacity; our views with respect to the need for and timing of the replenishment of our asset base, including through acquisitions or vessel construction; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; delays and other problems associated with vessel construction and maintenance; uncertainty of global financial market conditions and difficulty in accessing credit or capital; potential difficulty in meeting financial covenants in material debt or other obligations of the Company or in obtaining covenant relief from lenders or other contract parties; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, or requirements that services provided locally be paid in local currency, in each case especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this report.

Item 9.01. Financial Statements and Exhibits.

(d) The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated into this Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: July 31, 2017

EXHIBIT INDEX

Exhibit No.

2.1	Second Amended Joint Prepackaged Chapter 11 Plan of Tidewater Inc. and Its Affiliated Debtors dated May 13, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on July 18, 2017).

3.1*	Amended and Restated Certificate of Incorporation of Tidewater Inc. dated July 31, 2017.

3.2*	Amended and Restated By-Laws of Tidewater Inc. dated July 31, 2017.

4.1*	Indenture for 8.00% Senior Secured Notes due 2022 among Tidewater Inc., each of the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent dated as of July 31, 2017.

10.1*	Creditor Warrant Agreement between Tidewater Inc., as Issuer and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent dated July 31, 2017.

10.2*	Existing Equity Warrant Agreement between Tidewater Inc., as Issuer and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent dated July 31, 2017.

10.3*	Tidewater Inc. 2017 Stock Incentive Plan.

99.1	Order Approving Debtors’ Disclosure Statement and Confirming the Debtors’ Joint Prepackaged Plan of Reorganization, as entered by the Bankruptcy Court on July 17, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on July 18, 2017).

99.2*	Press release issued by Tidewater Inc. on July 31, 2017.

*	Filed with this Current Report.